                                                                    Exhibit 10.3


REGIONAL
OFFICE                                                  Governor
                                                        LAWTON CHILES

                                                        Secretary
                                                        HARRY K. SINGLETARY,JR.

5700 S.W. 34nd ST., Suite 335 - Gainesville, FL 32608-5373 -
Telephone: (352)955-2035




REGION II



November 19,1997





American Mobile Surgical Services, Inc.
Attn: Sandy Thompson, RN, LHRM
Post Office Box 560699
Orlando, Florida 32856-0699

RE: Contract Number 09208- Cancellation
Mobile Surgery Services- North Florida Reception Center

Dear Ms. Thompson:

This is to advise that the above referenced contract is hereby cancelled effective midnight November 11,1997. Contract number 09214 became effective November l2,1997 and replaced the existing contract number 09208.

Mobile surgical services at North Florida Reception Center will continue under the new contract number 09214.


Sincerely,
J. S. Petrovsky
Regional Director

JSP/JLM /sgr

cc: Bob Torrescano
Steve Smith
Accounting
Comptroller

                                                               CONTRACT # 09214
                                                                       --------
1/97 AGENT


                              CONTRACT BETWEEN THE

                            DEPARTMENT OF CORRECTIONS

                                       AND

                     AMERICAN MOBILE SURGICAL SERVICES, INC.

This contract is between the Florida Department of Corrections (hereinafter referred to as the "department") and American Mobile Surgical Services, Inc. (hereinafter referred to as the "contractor") which are the parties hereto.

                                   WITNESSETH

Whereas, the department is required by Section 945.04, Florida Statutes, to ensure that all inmates are provided care, custody, treatment, housing and general handling in accordance with Florida Statutes;

Whereas, it is necessary that budget resources be allocated effectively;

Whereas, this contract is a result of statutory exemption, and;

Whereas, American Mobile Surgical Services, Inc. is a qualified and willing participant with the department to provide Mobile Surgery services for the department's inmates.

Now, therefore, in consideration of the agreements contained herein, the parties agree:

I.  CONTRACT TERM/RENEWAL

         A.   Contract Term

              This contract shall be for a term of three (3) years and shall be effective on October 1, 1997, or the date signed by both parties, whichever is later. This contract shall end at midnight on September 30, 2000.

         B.   Contract Renewal

              This contract may be renewed, at the option of the department, for two (2) additional one (1) year periods) after the initial contract period upon the same terms and conditions contained herein and at the renewal prices indicated in Section III, Compensation. The contract renewal is at the department's sole discretion and shall be conditioned, at a minimum, on satisfactory performance evaluations by the department and subject to the availability of funds. The department, if it desires to renew this contract, shall exercise its option no later than sixty (60) days prior to the contract expiration.

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                                                   CONTRACT #
                                                           --------------------


II. SCOPE OF CONTRACT

         A.   Administrative Functions

              The department will not furnish support services (e.g., support staff, office space, telephone services, secretarial or clerical support) to the contractor.

         B.   Responsibilities of the Contractor:

              American Mobile Surgical Services, Inc. will provide on-site surgical, services. Contractor agrees to meet all State and regulatory requirements. AMSSI (American Mobile Surgical Services Inc.) will provide a Mobile Surgica.l Unit at North Florida Reception Center including all equipment, instrumentation and supplies. AMSSI will provide staff within the unit to include one Operating Room Supervisor/Circulator and one Surgical Technician.( NFRC will provide one Registered Nurse for the Recovery Room and one Registered Nurse for the Pre-op Area. In addition, NFRC will provide linen services, utilities, and laboratory services such as, stat labs and pathology.) AMSSI will provide all types of surgery including General, Orthopedic, Colorectal, ENT, Podiatry and Urology.

         C.   Department Responsibilities:

              1. The department will provide, at its expense and judgment, a sufficient number of Correctional Officers to supervise those inmates receiving services by the contractor

              2. Clinical issues involving medical care rendered by the contractor shall be resolved jointly by the contractor and the Regional Health Services Director, Region II.

              3. The department will provide the contractor with access to all department rules and regulations. In addition, any changes impacting the contractor and how services are delivered will be made available to the contractor

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                                                   CONTRACT #
                                                           --------------------


III. COMPENSATION

         A.   Payment

              The department will compensate the contractor at the following rates:

                  Compensation per the attached fee schedule. All surgeries in excess of fifty(SO) in each month will be billed at a 10% discountfrom these rates. These charges do not include the cost of the Durable Medical Products such as hardware used in some of the procedures. There will be a separate charge for such hardware.

         B.   Submission of Invoice(s)

              The contractor agrees to submit invoices for compensation for services in detail sufficient for a proper preaudit and postaudit thereof, as follows:

              a) Contractor's name and mailing address
              b) Date service rendered
              c) Inmate number
              d) Inmate name
              e) Name of facility
              f) Service rendered
              g) IRS number
              h) Amount of charges as per contract.

              The contractor shall submit invoices pertaining to this contract to:
              Bob Torrescano, Hospital Administrator
               Florida DepartmentofCorrechons
               Post Office Box 628
               Lake Butler, Florida 32054
               (904) 496-6111

         C.   Official Payee

              The name and address of the official payee to whom payment shall be made is as follows:

               American Mobile Surgical Services, Inc
               Sandy Thompson, RN, LHRM
               P. O. Box 560699
               Orlando, Florida 3Z8S&0699
               (407) 849-2288

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                                                   CONTRACT #
                                                           --------------------


         D.   Travel Expenses

              The department shall not be responsible for the payment of any travel expense for the contractor.

         E.   Contractor's Expenses

              The contractor shall pay for all licenses, permits, and inspection fees or similar charges required for this contract, and shall simply comply with all laws, ordinances, regulations and any other requirements applicable to the work specified.

         F.   Annual Appropriation

              The State of Florida's performance and obligation to pay under this contract is contingent upon an annual appropriation by the Legislature. The costs of services paid under any contract or from any other source are not eligible for reimbursement under this contract.

         G.   Tax Exemption

              The department agrees to pay for contracted services according to the conditions of this contract. The State of Florida does not pay Federal Excise and Sales taxes on direct purchases of services.

         H.   Interest Penalties

              Payment shall be made in accordance with Section 215.422, Florida Statutes, which states the contractors rights and the department's responsibilities concerning interest penalties and thmne limits for payment of invoices.


         I.   Timeframes for Payment

              Vendors providing goods and services to an agency should be aware of the following time frames:

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                                                   CONTRACT #
                                                           --------------------


              1. Upon receipt, an agency has five (5) working days to inspect and approve the goods and services and associated invoice, unless the bid specifications, purchase order or contract specifies otherwise. An agency has twenty (20) ,daysto deliver a request for payment(voucher)to the Department of_Bg and Finance. The twenty(20) days are measured from the latter of the date the invoice is received or the goods or services are received, inspected and approved.

              2. If a payment is not available within forty (40) days, a separate interest penalty, as specified in Section 215.422, Florida Statutes, will be due and payable, in addition to the invoice amount, to the vendor. The interest penalty_provision applies after a thirty-five (35) day time period to health care providers, as defined by rule. Interest penalties of less than one (1) dollar will not be enforced unless the vendor requests payment. Invoices which have to be returned to a vendor because of vendor preparation errors will result in a delay in the payment. The invoice payment requirements do not start until a properly completed invoice is provided to the agency.

         J.   Final Invoice

              The contractor shall submit the final invoice for payment to the department no more than forty-five (45) days after acceptance of the final deliverable by the department. If the contractor fads to do so, all right to payment is forfeited, and the department will not honor any request submitted after aforesaid time period. Any payment due under the terms of the contract may be withheld until all applicable deliverables and invoices have been accepted and approved by the department.

         K.   Vendor Ombudsman

              A Vendor Ombudsman has been established within the Department of Banking and Finance. The duties of this individual include acting as an advocate for vendors who may be experiencing problems in obtaining timely payment(s) from a state agency. The Vendor Ombudsman may be contacted at (904) 488-2624 or by calling the State Comptroller's Hotline, 1-800-848-3 792.

IV.      CONTRACT MANAGEMENT

         The department has assigned the following named individuals, address and phone number as indicated, as Contract Manager and Contract Administrator.

         A.   The Contract Manager:

              The  Contract Manager for this contract will be:

                                                   CONTRACT #
                                                           --------------------


         Bob Torrescano, Hospital Administrator
         North Florida Reception Center
         Post Offrce Box 628
         Lake Butler, Florida 32054

         The Contract Manager will perform the following functions:

         a. Serve as the liaison between the department and the contractor
         b.   Receive and distribute deliverables from the contractor
         c.   Monitor the progress of the contractor
         d. Meet with the contractor at least twice annually to evaluate the contractor's performance
         e.   Review, verify, and approveinvoicesfrom the contractor
         f. Evaluate contractor performance upon completion of the contract. This evaluation will be placed on file and will be used if the contract is subsequently used as a reference in fixture procurements.

         B.   The Contract Administrator:

                   The Contract Administrator for this contract will be:

              Jerry Pilcher, Director ofAdministrahon
              5700 S. W. 34th Street, Suite 335
              Gainesville, Florida 32608-53 73
              (352) 955-2035

              The Contract Administrator will perform the following functions:

              a.   Maintain the contract file
              b. Process all contract amendments, renewals, and termination ofthe contract.
              c. Maintain the official records of all correspondence between the department and the contractor

         C.   Contractor's Representative

              The name, address and telephone number of the representative of the contractor responsible for administration ofthe program under this contract is:

              American Mobile Surgical Services, Inc.
              Sandy Thompson,RN,LHRM
              P. O. Box 560699
              Orlando, Florida 32850699
              (407) 849-2288

                                                   CONTRACT #
                                                           --------------------


         D.   Changes to Designees

              In the event that different representatives are designated by either party after execution of this contract, notice of the name and address of the new representatives will be rendered in writing to the other party and said notification attached to originals of this contract.

V.       CONTRACT MODIFICATIONS

         Modifications to provisions of this contract shall ony be valid when they have been rendered in writing and duly signed by both parties. The parties agree to renegotiate this contract if stated revisions of any applicable laws, regulations or increases/decreasesin allocations make changes to this contract necessary. There are no obligations to agree by either party.

VI.      TERMINATION/CANCELLATION

         A.   TERMINATION AT WILL

              This contract may be terminated by either party upon no less than thirty (3 0) calendar days notice, without cause, unless a lesser time is mutually agreed upon by both parties. Said notice shall be delivered by certified mail (return receipt requested) or in person with proof of delivery.

         B.   Termination Because of Lack of Funds

              In the event funds to finance this contract become unavailable, the department may terminate the contract upon no less than twenty-four (24) hours notice in writing to the contractor. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. The department shall be the final authority as to the availability offends for this contrast.

         C.   Termination for Breach

              If a breach of this contract occurs by the contractor, the department may by written notice to the contractor, terminate this contract upon twenty-four (24) hours notice. Said notice shall be delivered by certified mad (return receipt requested) or in person with proof of delivery. If applicable, the department may employ the default provisions

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                                                   CONTRACT #
                                                           --------------------


              in Chapter 60A 1, Florida Administrative Code. The provisions herein do not limit the department's right to remedies at law or to damages.

         D.   Termination for Unauthorized Employment

              Violation of the employment provision as determined pursuant to
              Section 274A(e), Immigration and Nationality Act, shall be grounds for unilateral cancellation of this contract.

V11.     CONDITIONS

         A.   Records

              1. The contractor agrees to maintain books, records and documents (including electronic storage media) in accordance with generally accepted accounting procedures and practices which sufficiently and properly reflect all revenues and expenditures offends provided by the department under this contract, to provide a financial and compliance audit to the department and to ensure that all related party transactions are disclosed to the auditor.

              2. The contractor agrees to include these aforementioned audit and record keeping requirements in all approved subcontracts and assignments.

              3. The contractor agrees to maintain and file with the department such progress, fiscal and inventory reports as specified in Section II, and other reports as the department may require within the period of this contract.

              4. The contractor agrees to retain all went records, financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to this contract for a period of seven(7) year after termination of the contract, or if an audit has been initiated and audit findings have not been resolved at the end of seven (7) years, the records shall be retained unto resolution of the audit findings. The contractor will cooperate with the department to facilitate the duplication and transfer of any sued records or documents during the required retention period.

              5. Monitoring persons duly authorized by the department and auditors shall have the right to examiine any of sued records and documents at all reasonable times during said retention period or as long as records are retained, whichever is later, including any records, papers, documents, facilities relevant to this contract. Following such inspection the department will deliver to the contractor a list of its comments with regard to the manner in which said goods or services are being provided. The

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                                                   CONTRACT #
                                                           --------------------


                   contractor will rectify all noted deficiencies provided by the department within the specified period of time set forth in the comments or provide the department with a reasonable and acceptable justification for not correcting the noted shortcomings.

                   The contractor's failure to correct or justify within a reasonable time as specified by the department may result in the withholding of payments, being deemed in breach or default, or termination of this contract.

              6. The contractor agrees to allow public access to all documents, papers letters, or other materials subject to the provisions of Chapter 119, F.S., and made or received by the contractor in conjunction with this contract. It is expressly understood that substantial evidence of the contractor's refusal to comply with this provision shall constitute a breach of contract.

         B.   Prison Rehabilitative Industries and Diversified Enterprises
              (PRIDE)

              The contractor agrees that any articles which are the subject of, or are required to carry out this contract shall be purchased from Prison Rehabilitative Industries and Diversified Enterprises, Inc. (PRIDE) identified under Chapter 946, F.S., in the same manner and under the procedures set forth in subsections 946.515(2) and (4). For purposes of this contract, the contraktor shall be deemed to be substituted for the department insofar as dealings with PRIDE. This clause is not applicable to subcontractors, unless otherwise required by law. Available product, pricing and delivery schedules may be obtained by contacting:

              Terrie Brooks, Bid Administrator
              PRIDE of Florida
              2720 Blair Stone Road, Suite G
              Tallahassee, Florida 32301
              Telephone: (904)487-3774

         C.   Procurement of Materials with Recycled Content

              It is expressly understood and agreed that any products or materials which are the subject of, or are required to carry out this contract shall be procured in accordance with the provisions of Section 403.7065 and Section 287.045, Florida Statutes.

         D.   Sponsorship

              If the contractor is a nongovernmental organization which sponsors a program financed wholly or in part by state funds, including any funds obtained through this contract, it shall, in publicizing, advertising or describing the sponsorship of the program, state:
              "Sponsored by (contractor's rurme) and the State of Florida, Department of Corrections." If the sponsorship reference is in written material, the

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                                                   CONTRACT #
                                                           --------------------


              words "State of Florida, Department of Corrections" shall appear in the same size letters or type as the name of the organization.

         E.   Employment of Department Personnel,

              The contractor shall not knowingly engage in this project, on a full time, part time, or other basis during the period of this contract, any current or former employee of the department where such employment conflicts with Section 112.3185, Florida Statutes.

         F. Non-Discrimination During the performance of this contract the contractor will not discriminate against any employee or applicant for employment because of age, sex, race, creed, color or national origin. The contractor will take affirmative action to ensure that applicants, clients and employees are treated without discrimination regarding their age, sex, race, creed, color, or national origin. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this non-discrimination clause. In addition, the contractor shall comply with the Americans with Disabilities Act. In the event of the contractor's noncompliance with the nondiscrimination clauses, the Americans with Disabilities Act, or with any other such rules, regulations, or orders, this contract may be canceled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further contracts.

         G.   Indemnification

              The contractor shall be liable, and agrees to be liable for, and shall indemnify, defend and hold the department harmless from all claims, suits, judgments or damages including court costs and attorney's fees arising out ofintentionalacts, negligence or omissions by the contractor in the course of the operations of his contract up to the limits of liability set forth in Section 768.28, Florida Statutes.

         H.   Contractor's Insurance

              The contractor warrants that he/she is, and shall remain for the term of this contract, in compliance with the financial responsibility requirements of Section 45 8.320, Florida Statutes, and is not entitled to, and shall not claim, any exemption from such requirements. The contractor also warrants that funds held under Section 45 8.320,

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                                                   CONTRACT #
                                                           --------------------


              Florida Statutes, are available to pay claims against the State in accordance with the preceding paragraph, subsection G, Indemnification

              The contractor agrees to provide adequate liability insurance coverage to the extent of liability under Section 768.28, Florida Statutes, on a comprehensive basis and to hold such liability insurance at all times during the existence of this contract. Upon the execution of this contract, the contractor shall furnish the department written verification supporting both the determination and existence of such insurance coverage. Such coverage may be provided by a self-insurance program established and operating under the laws of the State of Florida. The department reserves the right to require additional insurance where appropriate. If the contractor is a state agency or subdivision as defined in
              Section 768.28, Florida Statutes, the contractor shall furnish the department, upon request, written verification of liability protection in accordance with Section 768.28, Florida Statutes. Nothing herein shall be construed to extend any party's liability beyond that provided in Section 768.28, Florida Statutes.

         I.   Copyrights and Right to Data

              Where activities supported by the contract produce original writing, sound recordings, pictorial reproductions, drawings or other graphic representation and works of any similar nature, the department has the right to use, duplicate and disclose such materials in whole or in part, in any manner, for any purpose whatsoever and to have others acting on behalf of the department to do so. If the materials so developed are subject to copyright, trademark, or patent, legal title and every right, interest, claim or demand of any kind in and to any patent, trademark or copyright, or application for the same, will vest in the State of Florida, Department of State for the exclusive use and benefit of the state. Pursuant to Section 286.021, Florida Statutes, no person, firm or corporation, including parties to this contract, shall be entitled to use the copyright, patent, or trademark without the prior written consent of the Department of State.

              The department shall have unlimited rights to use, disclose or duplicate, for any purpose whatsoever, all information and data developed, derived, documented, or furnished by the contractor under this contract. All computer programs and other documentation produced as part of the contract shall become the exclusive property of the State of Florida, Department of State and may not be copied or removed by any employee of the contractor without express written permission of the department.



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                                                   CONTRACT #
                                                           --------------------


         J.   Disputes

              Any dispute concerning performance of the contract that cannot be resolved informally shall be reduced to writing and delivered to the department's Contract Manager. The Contract Manager shall decide the dispute, reduce the decision to writing, and deliver a copy to the contractor.

         K.   Agent of the Department

              In the contractor's performance of its duties and responsibilities under this contract, it is mutually understood and agreed that the contractor is at all times acting and performing as an agent of the Department of Corrections but not as an employee of the State of Florida, Department of Corrections. The department shall neither have nor exercise any control or direction over the methods by which the contractor shall perform its work and functions other than as provided herein.

              Nothing in this contract is intended to, nor shall be deemed to constitute, a partnership or a joint venture between the parties.

         L.   Subcontracts

              The contractor is fully responsible for all work performed under this contract. The contractor may, with the consent of the department, enter into written subcontracts) for performance of certain of its functions under the contract. Subcontracts shall be approved, in writing, by the department Contract Manager prior to the effective date of any subcontract. No subcontract which the contractor enters into with respect to performance under the contract shall in any way relieve the contractor of any responsibility for performance of its duties. All payments to subcontractors shall be made by the contractor. No payment to the contractor will be processed until all subcontracts are approved, in writing, by the department.

         M.   Assignment

              The contractor agrees to neither assign the responsibility of this contract to another party nor subcontract for any of the work contemplated under this contract without prior written approval ofthe department.

         N.   Payment of Subcontractors

              If a subcontractor is approved by the department, payments made by the contractor to the subcontractor must be within seven (7) working days after

                                                   CONTRACT #
                                                           --------------------


              receipt of full or partial payments from the department in accordance with Section 287.05 85, Florida Statutes. Failure to pay within seven (7) working days will result in a penalty charged against the contractor and paid to the subcontractor in the amount of one-half of one (1) percent of the amount due, per day from the expiration of the period allowed herein for payment. Such penalty shall be in addition to actual payments owed and shall not exceed fifteen (15) percent of the outstanding balance due.

         O.   Force Majeure

              Neither party shall be liable for loss or damage suffered as a result of any delay or failure in performance under this agreement or interruption of performance resulting directly or indirectly from acts of God, civil or military authority, acts of public enemy, war, riots, civil disturbances, insurrections, accidents, fire, explosions, earthquakes, floods, water, wind, lightning, strikes, labor disputes, shortages of suitable parts, materials, labor or transportation to the extent such events are beyond the reasonable control of the party claiming excuse from liability resulting therefrom.

         P.   Severability

              The invalidity or unenforceability of any particular provision of this contract shall not affect the other provisions hereof and this contract shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         Q.   Use of Funds for Lobbying, Prohibited

              The contractor agrees to comply with the provisions of Section 216.347, Florida Statutes, which prohibits the expenditure of state funds for the purpose of lobbying the legislature or a state agency.

         R.   Patents and Royalties

              The contractor, without exception, shall indemnify and save harmless the department and its employees from liability of any nature or kind, including cost and expenses for or on account of any copyrighted, patented, or unpatented invention, process, or article manufactured or supplied by the contractor. The contractor has no liability when such claim is solely and exclusively due to the combination, operation or use of any article supplied hereunder with equipment or data not supplied by the contractor or is based solely and exclusively upon the department's alteration of the article. The department will provide prompt written

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                                                   CONTRACT #
                                                           --------------------


              notification of a claim of copyright or patent infringement and will afford the contractor full opportunity to defend the action and control the defense. Further, if such a claim is made or is pending, the contractor may, at its options and expenses procure for the department the right to continue use of, replace or modify the article to render it noninfringing (if none of the alternatives are reasonably available, the department agrees to return the article on request to the contractor and receive reimbursement, if any, as may be determined by a court of competent jurisdiction). If the contractor uses any design, device, or materials covered by letter, patent or copyright, it is mutually agreed and understood without exception that the contract prices shall include all royalties or cost arising from the use of such design, device or materials in any way involved in the work..

         S.   Verbal Instructions

              No negotiations, decisions, or actions shall be initiated or executed by the contractor as a result of any discussions with any department employee. Only those communications which are in writing from the department's administrative or project staff identified in section VII, Contract Management, of this contract shall be considered as a duly authorized expression on behalf of the department. Only communications from the contractor which are signed and in writing will be recognized by the department as duly authorized expressions on behalf of the contractor.

         T.   No Prior Involvement/Conflict of Interest

              No officer or employee of the department shall receive any compensation whatsoever, directly or indirectly, for any act or service which he/she may do or perform for or on behalf of any officer or employee or agency, or employee of a contractor; nor shall any officer or employee of the department or the state be interested, directly or indirectly, in any contract or purchase made, or authorized to be made, by anyone for or on behalf of the department.

         U.   State Licensing Requirements

              All corporations and not for profit corporations seeking to do business with the State of Florida shall be on file with the Florida Department of State in accordance with the provisions of Chapter 607 or 617, Florida Statutes, similarly, partnerships seeking to do business with the State of Florida shall have complied with the applicable provisions of Chapter 620, Florida Statutes, and set forth the particular reasons) therefore. A statement shall be required indicating that the contractor is a corporation or other legal entity. If subcontractors are used, a statement shall also be required indicating that all subcontractors are registered with the State of

                                                   CONTRACT #
                                                           --------------------


         Florida in accordance with Chapter 607, 617 or 620, Florida Statutes, providing their corporate charter numbers.

V.       Public Entity Crimes Information Statement

         A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a bid on a contract to provide any goods or services to a public entity, may not submit a bid on a contract with a public entity for the construction or repair of a public building or public work, may not submit bids on leases of real property to a public entity, may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in Section 287.017, for CATEGORY TWO for a period of 36 months from the date of being placed on the convicted vendor list.

Waiver of breach of any provision of this contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this contract.

This contract will be governed by and construed in accordance with the laws of the State of Florida.

This Contract contains all the terms and conditions agreed upon by the parties.

IN WITNESS THEREOF, the parties hereto have caused this contract to be executed by their undersigned officials as duly authorized.

CONTRACTOR:                            STATE OF FLORIDA
                                       DEPARTMENT OF CORRECTIONS

             SIGNED                                 SIGNED
BY: /s/ Daniel R. Williams             BY: /s/ J.S. Petrovsky

NAME: Daniel R. Williams               NAME:  J. S.Petrovsky

TITLE: Chief Financial Officer         TITLE: Regional Director, Region II
                                              Department of Corrections

DATE: Sept. 8, 1997                    DATE: 11/12/97

Contractor's FElD # ###-##-####
                  --------------

                                                               Contract No.09214


AMENDMENT#1

                         CONTRACT AMENDMENT BETWEEN THE

                            DEPARTMENT OF CORRECTIONS

                                       AND

                     AMERICAN MOBILE SURGICAL SERVICES, INC.

This is an Amendment of the contract by and between the Department of Corrections and American Mobile Surgical Services, Inc. being the same parties who entered into the contract dated November 12. 1997 to provide Mobile Surgery services for the department's inmates.

The contract shall be amended as follows: The name of the corporation is changed to U.S. Medical Group d/b/a American Mobile Surgery Services. The medical staff Performing surgery within the unit are contract employees of the Department of Corrections. Credentialling of providers is completed by the Department of Corrections. The Department of Corrections maintains responsibility for infection control, risk management, and quality assurance. The Department of Corrections will be responsible for the disposal of bio-medical waste generated within the Mobile Surgery Unit.

All other terms and conditions of the original contract and subsequent modifications and renewals remain in full force and effect.

In witness whereof, the parties hereto have caused this amendment to be executed by their undersigned officials as duly authorized.


CONTRACTOR:                            STATE OF FLORIDA
U.S. Medical Group d/b/a               DEPARTMENT OF CORRECTIONS
American Mobile Surgery Services

SIGNED                                 SIGNED

BY: /s/ Thomas Winters                 BY: /s/ C. George Denman

TYPED/PRINTED                          TYPED/PRINTED
NAME: Thomas Winters                   NAME: C. George Denman

TITLE: President CEO                   TITLE: Regional Director- Region II

DATE: 7/23/99                          DATE:

CONTRACTORFEID#

Contractor Phone (407) 849-2288
                 --------------
Contractor Fax  (407) 849-6412
                 --------------

                                                                   09214
                                                                   Amendment # 1


                         CONTRACT AMENDMENT BETWEEN THE

                            DEPARTMENT OF CORRECTIONS

                                       AND

                     AMERICAN MOBILE SURGICAL SERVICES, INC.

This is an amendment to the contract between the Florida Department of Corrections and American Mobile Surgical Services, Inc.to provide Mobile Surgery services for the department's inmates.

         This amendment:
         - changes the name of the contractor pursuant to Section V., Contract Modifications;
         - revises Section H., C. Department Responsibilities to include credentialling of providers and responsibility for infection control, risk management, quality assurance, and the disposal of bio-medical waste;
         - changes the name of the contractor pursuant to Section III., C. Official Payee;
         -    revises the area code of the Vendor Ombudsman referenced in
              Section III., K. Vendor Ombudsman;
         - revises the Contract Administrator referenced in Section IV., B. The Contract Administrator;
         -    revises the area code of the Bid Administrator referenced in
              Section VII, B. Prison Rehabilitative Industries and Diversified Enterprises (PRIDE);
         -    revises the Sponsorship referenced in Section VII, D. Sponsorship;

In accordance with Section V, Contract Modifications the following changes are hereby made:

1. The name of the contractor is changed from American Mobile Surgery Services to U.S. Medical Group d/b/a American Mobile Surgery Services.

2.       Section H., C. Department Responsibilities is revised to read:

II.      C.   Department Responsibilities

              1. The department will provide, ants own expense and discretion, a sufficient number of Correctional Officers to supervise those inmates receiving services from the contractor.

              2. Clinical issues involving medical care rendered by the contractor shall be resolved jointly by the contractor and the Regional Health Services Director, Region II.

              3. The department will provide the contractor with access to all department rules and regulations. In addition, any written changes impactingthe contractor and how services are delivered will be made available to the contractor.

              4. The medical staff performing surgery within the unit are considered contract employees of the Department of Corrections. Credentialling of providers shall be completed by the Department of Corrections.

                                                                   09214
                                                                   Amendment # 1


              5. The Department of Corrections maintains responsibility for infection control, risk management, and quality assurance. The Department of Corrections will be responsible for the disposal of bio-medical waste generated within the Mobile Surgery Unit.

         3. Section III., C. OFFICIAL PAYEE, second paragraph is revised to read:

III.     C.   Official Payee

              U.S. Medical Group
              Sandy Thompson, RN, LHRM
              P. 0. box 560699
              Orlando, FL 32856-0699

         4. Section III, K. VENDOR OMBUDSMAN, last sentence is revised to read:

III.     K.   Vendor Ombudsman

         The Vendor Ombudsman may be contacted at (850)488-2624 or by calling the State Comptroller's Hotline, 1-800-848-3 792.

5. Section IV, B. THE CONTRACT ADMINISTRATOR, first paragraph is revised to read:


IV.      B.   The Contract Administrator

         The Contract Administrator for this contract will be:
         Gus Hubert, Administrative Services Director
         Department of Corrections
         Gainesville Service Center
         4127 TW 270 Lane
         Gainesville, FL 32606
         (352)955-6506

6. Section VII, B. PRISON REHABILITATIVE INDUSTRIES AND DIVERSIFIED ENTERPRISES PRIDE), the last sentence is revised to read:

VII.     B.   PRISON REHABILITATIVE INDUSTRIES AND DIVERSIFIED ENTERPRISES
              (PRIDE)

         Available products, pricing and delivery schedules may be obtained by contacting:
         Terrie Brooks, Bid Administrator
         PRIDE of Florida
         2720 Blair Stone Road, Suite G
         Tallahassee, Florida 32301
         Telephone: (850)487-3774

                                                                   09214
                                                                   Amendment # 1

7.       Section VII, D. SPONSORSHIP, the first sentence is revised to read:

VII      D.   Sponsorship

         If the contractor is a nongovernmental organization which sponsors a program financed wholly or in part by state funds, including any funds obtained through this contract, it shall, in publicizing, advertising or describing the sponsorship of the program, state: "Sponsored by U.S. Medical Group d/b/a American Mobile Surgical Services, Inc. and the State of Florida, Department of Corrections."

This amendment shall begin on the date on which it is signed by both parties.

All other terms and conditions of the original contract and previous amendments remain in full force and effect. In witness thereof, the parties hereto have caused this amendment to be executed by their undersigned officials as duly authorized.


CONTRACTOR:                            STATE OF FLORIDA
U.S. MEDICAL GROUP D/B/A               DEPARTMENT OF CORRECTIONS
American Mobile Surgery Services

SIGNED                                 SIGNED
BY: /s/ Sandra L. Thompson             BY: /s/ Michael W. Moore

NAME: Sandra L. Thompson               NAME: Michael W. Moore

TITLE: CEO                             TITLE: Secretary
                                              Department of Corrections


DATE: 12/29/99                         DATE:  1/7/00


FEID #  61-009274                      APPROVED AS TO FORM AND
                                       LEGALITY SUBJECT TO
                                       EXECUTION BY THE PARTIES
                                       ------------------------

                                       Louis A. Vargas
                                       General Counsel
                                       Department of Corrections


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